EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Spectrum Science & Software Holdings Corp.

     We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Spectrum Science & Software Holdings Corp. (formerly known as Silva Bay International, Inc.), of our report dated May 20, 2003 relating to the financial statements of Science & Software Holdings Corp., appearing in the Registrant's Form 10-SB as file with the Securities and Exchange Commission on November 4, 2004.


/S/ Richard  Prinzi,  Jr.  CPA
------------------------------
Richard  Prinzi,  Jr.  CPA
Brooklyn,  New  York

March  8,  2004



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